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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                       ---------------------------------

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                       ----------------------------------

Date of Report (date of earliest event reported):  May 17, 1996


                             CFI  Industries, Inc.

             (Exact name of registrant as specified in its charter)



        Delaware                    0-8555                    53-0174114
- -------------------------  ------------------------  ---------------------------
      (State or other          (Commission File           (I.R.S. Employer
      jurisdiction of              Number)               Identification No.)
      incorporation)


    935 West Union Avenue, Wheaton, Illinois                        60187
- ---------------------------------------------------           ------------------
    (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:                708/668-2838








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ITEM 5  OTHER EVENTS


        On May 17, 1996, CFI Industries, Inc. ("CFI"), IPC, Inc. ("IPC"), Package Acquisition, Inc. ("Acquisition"), a wholly owned subsidiary of IPC, and Equity Holdings, entered into an Agreement and Plan of Merger (the
"Merger Agreement"), pursuant to which, on the terms and subject to conditions set forth therein, Acquisition would be merged with and into CFI and the stockholders of CFI would be entitled to receive an amount in cash presently estimated to be approximately $6.25 per share of common stock, par value $1.00 per share ("Common Stock") of CFI. A copy of the Merger Agreement is filed herewith as Exhibit 1 and is incorporated herein by reference.

        Equity Holdings, owner of approximately 66.7% of the Common Stock, joined in the Merger Agreement for the limited purpose of committing to vote in favor of the merger to be consummated pursuant to the Merger Agreement.




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ITEM 7  FINANCIAL STATEMENT AND EXHIBITS

        (c)     Exhibits

                The following is being filed as an exhibit to this Report:

        1. Agreement and Plan of Merger dated as of May 17, 1996, among CFI Industries, Inc., IPC, Inc., Package Acquisition, Inc. and Equity Holdings





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.


                                        CFI INDUSTRIES, INC.
                                        (Registrant)



                                        By:     /S/DONALD J. LIEBENTRITT
                                        Name:   Donald J. Liebentritt
                                        Title:  Vice President



Dated:   May 29, 1996

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                               INDEX TO EXHIBITS




Exhibit
Number                  Description
- ---------               ------------


   1. Agreement and Plan of Merger dated as of May 17, 1996 among CFI Industries, Inc., IPC, Inc., Package Acquisition, Inc. and Equity Holdings